UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file numbers to which this form relates: 333-212571

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Barclays Inverse US Treasury Composite ETN	CBOE BZX Exchange
iPath® US Treasury Steepener ETN	CBOE BZX Exchange
iPath® US Treasury Flattener ETN	CBOE BZX Exchange
iPath® US Treasury 2-year Bull ETN	CBOE BZX Exchange
iPath® US Treasury 2-year Bear ETN	CBOE BZX Exchange
iPath® US Treasury 5-year Bull ETN	CBOE BZX Exchange
iPath® US Treasury 5-year Bear ETN	CBOE BZX Exchange
iPath® US Treasury 10-year Bull ETN	CBOE BZX Exchange
iPath® US Treasury 10-year Bear ETN	CBOE BZX Exchange
iPath® US Treasury Long Bond Bear ETN	CBOE BZX Exchange
Barclays ETN+ VEQTOR ETN	CBOE BZX Exchange
Barclays Women in Leadership ETN	CBOE BZX Exchange
Barclays Return On Disability ETN	CBOE BZX Exchange
iPath® S&P 500 Dynamic VIX ETN	CBOE BZX Exchange
iPath® S&P MLP ETN	CBOE BZX Exchange
Barclays ETN+ Select MLP ETN	CBOE BZX Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the Barclays Inverse US Treasury Composite ETN (TARP; 06742W570), iPath® US Treasury Steepener ETN (STPP; 06740L477), iPath® US Treasury Flattener ETN (FLAT; 06740L485), iPath® US Treasury 2-year Bull ETN (DTUL; 06740L469), iPath® US Treasury 2-year Bear ETN (DTUS; 06740L519),  iPath® US Treasury 5-year Bull ETN (DFVL; 06740P650), iPath® US Treasury 5-year Bear ETN (DFVS; 06740P643), iPath® US Treasury 10-year Bull ETN (DTYL; 06740L493), iPath® US Treasury 10-year Bear ETN (DTYS; 06740L451),  iPath® US Treasury Long Bond Bear ETN (DLBS; 06740L444),  Barclays ETN+ VEQTOR ETN (VQT; 06740C337), Barclays Women in Leadership ETN (WIL; 06742W430) , Barclays Return On Disability ETN (RODI; 06740D830), iPath® S&P 500 Dynamic VIX ETN (XVZ; 06741L609), iPath® S&P MLP ETN (IMLP; 06742A750) and the Barclays ETN+ Select MLP ETN (ATMP; 06742C723), each issued by the Registrant (the “Securities”) as set forth in the applicable pricing supplement, to be dated May 13, 2019 (the “Pricing Supplement”), respectively, and the related prospectus supplement dated July 18, 2016 (the “Prospectus Supplement”) to the prospectus dated March 30, 2018 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the amended Registration Statement on Form F-3 (File No. 333-212571), which became effective on March 28, 2018.  The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the Securities” and “Supplemental Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Description of Medium-Term Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2.  Exhibits.

4.1                              Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2                              Form of Global Security for Barclays Inverse US Treasury Composite ETN

4.3                              Form of Global Security for iPath® US Treasury Steepener ETN

4.4                              Form of Global Security for iPath® US Treasury Flattener ETN

4.5                              Form of Global Security for iPath® US Treasury 2-year Bull ETN

4.6                              Form of Global Security for iPath® US Treasury 2-year Bear ETN

4.7                              Form of Global Security for iPath® US Treasury 5-year Bull ETN

4.8                              Form of Global Security for iPath® US Treasury 5-year Bear ETN

4.9                              Form of Global Security for iPath® US Treasury 10-year Bull ETN

4.10                       Form of Global Security for iPath® US Treasury 10-year Bear ETN

4.11                       Form of Global Security for iPath® US Treasury Long Bond Bear ETN

4.12                       Form of Global Security for Barclays ETN+ VEQTOR ETN

4.13                       Form of Global Security for Barclays Women in Leadership ETN

4.14                       Form of Global Security for Barclays Return On Disability ETN

4.15                       Form of Global Security for iPath® S&P 500 Dynamic VIX ETN

4.16                       Form of Global Security for iPath® S&P MLP ETN

4.17                       Form of Global Security for Barclays ETN+ Select MLP ETN

99.1                        Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the amended Registration Statement on Form F-3 (File No. 333-212571) and Rule 424(b) filed with the Commission on March 30, 2018, July 18, 2016 and to be filed on May 13, 2019, respectively).

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2	Form of Global Security for Barclays Inverse US Treasury Composite ETN

4.3	Form of Global Security for iPath® US Treasury Steepener ETN

4.4	Form of Global Security for iPath® US Treasury Flattener ETN

4.5	Form of Global Security for iPath® US Treasury 2-year Bull ETN

4.6	Form of Global Security for iPath® US Treasury 2-year Bear ETN

4.7	Form of Global Security for iPath® US Treasury 5-year Bull ETN

4.8	Form of Global Security for iPath® US Treasury 5-year Bear ETN

4.9	Form of Global Security for iPath® US Treasury 10-year Bull ETN

4.10	Form of Global Security for iPath® US Treasury 10-year Bear ETN

4.11	Form of Global Security for iPath® US Treasury Long Bond Bear ETN

4.12	Form of Global Security for Barclays ETN+ VEQTOR ETN

4.13	Form of Global Security for Barclays Women in Leadership ETN

4.14	Form of Global Security for Barclays Return On Disability ETN

4.15	Form of Global Security for iPath® S&P 500 Dynamic VIX ETN

4.16	Form of Global Security for iPath® S&P MLP ETN

4.17	Form of Global Security for Barclays ETN+ Select MLP ETN

99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-212571) and Rule 424(b) filed with the Commission on March 30, 2018, July 18, 2016 and to be filed on May 13, 2019, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS BANK PLC
(Registrant)

Date: May 9, 2019	By:	/s/ Ian Merrill
Name: Ian Merrill
Title: Managing Director